UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

SMART SERVER, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-3951329
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2956 Worden St., San Diego, CA	92110
(Address of principal executive offices)	(Zip Code)

Copies of Communications to:
Stoecklein Law Group, LLP.
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-193523.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on January 24, 2014 (333-193523) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit	Description
3(i)(a)	Articles of Incorporation(1)
3(ii)(a)	Bylaws(1)
4	Instrument defining the rights of security holders: (a)Articles of Incorporation(1) (b)Bylaws(1) (c)Stock Certificate Specimen(1)
(1)	Previously attached with the Company’s initial filing of Form S-1, SEC file number 333-193523, filed on January 24, 2014, and incorporated by reference herein as an exhibit to this Form 8-A.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

SMART SERVER, INC.

By: /S/ Matthew Lane
       Matthew Lane, President